Exhibit 99.1

Investor Contact:
Shannon Pleasant
Intersil Corporation
(512) 382-8444
spleasant@intersil.com

Intersil Corporation Reports Strong First Quarter Results

Milpitas, CA, Apr. 30, 2014 – Intersil Corporation (NASDAQ:ISIL), a leading provider of innovative power management and precision analog solutions, today announced strong financial results for the first quarter ended April 4, 2014.

Company Highlights

•	Revenue of $140.1 million was up 6% compared to the first quarter of 2013.
•	Gross margin improved 250 basis points compared to the first quarter of 2013.
•	Operating income increased significantly from the prior year, resulting in a GAAP operating margin of 10.6% and non-GAAP operating margin of 20.0%.
•	GAAP earnings per diluted share increased to $0.08, up from $0.02 in the first quarter of 2013.
•	Non-GAAP earnings per diluted share of $0.17 more than doubled compared to first quarter of 2013.
•	Cash and investment balances increased to $197 million from $161 million a year ago.

Revenue for the first quarter of $140.1 million declined seasonally, as anticipated, but increased 6 percent compared to the same period last year. Intersil’s industrial and infrastructure revenue was flat sequentially and up 13 percent year over year due to growth in automotive, industrial power and aerospace. Computing revenue decreased only 3 percent sequentially, with demand slightly better than anticipated. Consumer revenue was down seasonally as expected. The breakdown by end market was as follows:

	Q1 2014		Q4 2013		Q1 2013
End Market:	Revenue $M	% of Revenue	Revenue $M	% of Revenue	Revenue $M	% of Revenue
Industrial & infrastructure	$ 87.4	62%	$ 87.1	60%	$ 77.5	59%
Personal computing	29.7	21%	30.5	21%	30.9	23%
Consumer	23.0	16%	28.4	19%	23.3	18%
Revenue	$ 140.1		$ 146.0		$ 131.7

Exhibit 99.1

Financial Results

The company continued to demonstrate strong financial discipline and improving profitability compared to the prior year. For the first quarter, GAAP operating expenses increased sequentially to $64.1 million but decreased from the same period last year by $26.9 million. GAAP gross margin increased to 56.3 percent. GAAP operating income was $14.8 million or 10.6 percent of sales compared to a $20.1 million operating loss for the same period in 2013. GAAP net income for the quarter increased to $10.0 million or $0.08 per diluted share.

The non-GAAP results also showed meaningful improvement over prior periods. Non-GAAP gross margin improved to 56.6 percent in first quarter, a 250 basis point improvement compared to the same quarter in 2013. First quarter non-GAAP operating expenses of $51.2 million increased sequentially and were $11.6 million lower than the same period last year.

First quarter non-GAAP operating income decreased sequentially to $28.0 million and showed a dramatic improvement from the same period last year, resulting in a non-GAAP operating margin of 20.0 percent. First quarter non-GAAP net income of $22.2 million, resulted in $0.17 earnings per diluted share, up substantially from the same period last year. For a complete reconciliation of GAAP and non-GAAP results, please see the “Non-GAAP Results” table included at the end of this release.

Cash flow from operating activities was $17.9 million, contributing to a sequential increase in cash and short-term investments to $197 million at the end of the quarter. Intersil’s board of directors authorized payment of a quarterly dividend of $0.12 per share of common stock. The payment of this dividend will be made on May 30, 2014, to shareholders of record as of the close of business on May 20, 2014.

“We are seeing the changes we’ve made translate into stability in our revenue, expansion of gross margin and improvement in profitability, all key goals we’ve set for 2014,” said Necip Sayiner, president and CEO of Intersil. “With a more robust new product pipeline and clearer visibility into growth opportunities in 2015, we are increasingly optimistic about the potential of the business.”

Second Quarter 2014 Outlook

The following forward looking guidance is for the second quarter ending July 4, 2014, based on current business trends and conditions:

	GAAP	Reconciling items	Non-GAAP
Revenue	$144 - $150 million		$144 - $150 million
Gross margin	Up 50 basis points		Up 50 basis points
Operating expenses	$64 - $66 million	$5.5 million equity-based compensation	$53 - $55 million

$5.6 million amortization of purchased intangibles
Earnings per share (diluted)	$0.08 - $0.10		$0.17 to $0.19

Exhibit 99.1

Earnings Call Webcast

Intersil will be hosting a webcast to discuss the quarterly results and outlook today at 1:45 p.m. Pacific Time. To access the conference call, please visit the company’s investor relations website at ir.intersil.com. Participants can also dial (866) 383-8009 or +1 (617) 597-5342 and enter the pass code 59553858. A replay of the webcast will be available for two weeks following the conference call on the company website, or may be accessed by dialing (888) 286-8010, international dial +1 (617) 801-6888, using the pass code 33915333.

About Intersil

Intersil Corporation is a leading provider of innovative power management and precision analog solutions. The company's products form the building blocks of increasingly intelligent, mobile and power hungry electronics, enabling advances in power management to improve efficiency and extend battery life. With a deep portfolio of intellectual property and a rich history of design and process innovation, Intersil is the trusted partner to leading companies in some of the world’s largest markets, including industrial and infrastructure, mobile computing, automotive and aerospace. For more information about Intersil, visit our website at www.intersil.com.

FORWARD-LOOKING STATEMENTS
Intersil Corporation press releases and other related comments may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon Intersil’s management's current expectations, estimates, beliefs, assumptions and projections about Intersil's business and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. Intersil does not adopt and is not responsible for any forward-looking statements and projections made by others in this press release. Intersil's Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Intersil filings with the U.S. Securities and Exchange Commission (which you may obtain for free at the SEC's web site at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. These forward-looking statements are made only as of the date of this communication and Intersil undertakes no obligation to update or revise these forward-looking statements.

Exhibit 99.1

Non-GAAP Reporting

To supplement its consolidated financial results presented in accordance with GAAP, Intersil uses non-GAAP financial measures which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as described in detail below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of the Company’s operations that, when viewed in conjunction with Intersil’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting the Company’s business and operations. It should also be noted that Intersil’s non-GAAP information may be different from the non-GAAP information provided by other companies. Non-GAAP financial measures used by Intersil include:

•Gross profit;

•Operating expenses;

•Provision (benefit) for income taxes;

•Operating income (loss);

•Net income (loss);

•Diluted net income (loss) per share; and

•Weighted average shares outstanding – diluted.

The Company presents non-GAAP financial measures because the investor community uses non-GAAP results in its analysis and comparison of historical results and projections of the Company's future operating results. These non-GAAP results exclude acquisition related expense, restructuring and related costs, equity-based compensation expense, and certain other expenses and benefits. Management uses these non-GAAP measures to manage and assess the profitability of the business. These non-GAAP results are also consistent with the way management internally analyzes Intersil’s financial results.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the accompanying press release.

As presented in the “Non-GAAP Results” tables in the accompanying press release, each of the non-GAAP financial measures excludes one or more of the following items:

Acquisition related.  Acquisition-related charges are not factored into management’s evaluation of potential acquisitions or Intersil’s performance after completion of acquisitions, because they are not related to the Company’s core operating performance. Adjustments of these items provide investors with a basis to compare Intersil’s performance to other companies without the variability caused by purchase accounting. Acquisition-related expenses primarily include:

•	Amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology, patents, customer relationships, trademarks, backlog and non-compete agreements.

Exhibit 99.1

Restructuring and related costs. Restructuring charges primarily relate to changes in Intersil’s infrastructure in efforts to reduce costs and rebalance its workforce. Restructuring charges (gains) are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Intersil has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges (gains) from Intersil’s non-GAAP financial measures as it enhances the ability of investors to compare the Company’s period-over-period operating results from continuing operations. Restructuring-related charges (gains) primarily include:

•	Severance and retention costs directly related to a restructuring action.
•	Facility closure costs consist of ongoing costs associated with the exit of our leased and owned facilities.
•	Other write-offs such as intangibles related to a restructuring action.

Other adjustments. These items are excluded from non-GAAP financial measures because they are not related to the core operating activities and on-going future operating performance of Intersil. Excluding this data allows investors to better compare Intersil’s period-over-period performance without such expense, which Intersil believes may be useful to the investor community. Other adjustments primarily include:

•	Equity-based compensation expense.
•	Legal or governmental judgments, awards, fines or penalties
•	Income from IP agreement
•	Writeoffs (recoveries) related to Auction Rate Securities.
•	Tax effects of non-GAAP adjustments.
•

Diluted weighted average shares non-GAAP adjustment, for purposes of calculating non-GAAP diluted earnings per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of equity-based compensation expense attributable to future services not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

Comparability.  The above criteria has been consistently applied when calculating the non-GAAP financial measures for all periods presented in this press release and accompanying tables. During the second quarter of fiscal 2013 we revised our non-GAAP financial information to reduce the types of items excluded from our non-GAAP presentation in an effort to increase comparability of our results with published earnings estimates widely available on the Internet.  In the past we excluded other items such as the compensation expense(benefit) associated with our non-qualified deferred compensation plan, CEO severance costs, loss on interest-rate swaps, and related tax effects of these items, from our non-GAAP financial information. As a result, a non-GAAP financial measure presented in the accompanying press release tables may be different from that presented in a prior press release.

Exhibit 99.1

Intersil Corporation
Condensed Consolidated Statements of Operations
Unaudited
(In thousands, except percentages and per share amounts)

	Quarter Ended
	Apr. 4,	Jan. 3,	Mar. 29,
	2014	2014	2013
	Q1 2014	Q4 2013	Q1 2013

Revenue	$ 140,056	$ 145,993	$ 131,724
Cost of revenue	61,151	64,848	60,791
Gross profit	78,905	81,145	70,933
Gross margin %	56.3%	55.6%	53.8%
Expenses:
Research and development	31,799	27,482	37,348
Selling, general and administrative	22,767	26,915	30,385
Amortization of purchased intangibles	5,561	5,561	6,496
Provision for export compliance settlement	4,000	-	-
Restructuring and related costs	-	-	16,834
Total expenses	64,127	59,958	91,063
Operating income (loss)	14,778	21,187	(20,130)
Gain on investments	364	470	457
Interest expense and fees, net	(488)	(395)	(641)
Income (loss) before income taxes	14,654	21,262	(20,314)
Income tax expense (benefit)	4,649	13,753	(22,836)
Net income	$ 10,005	$ 7,509	$ 2,522

Earnings per share:
Basic	$ 0.08	$ 0.06	$ 0.02
Diluted	$ 0.08	$ 0.06	$ 0.02

Weighted average shares outstanding:
Basic	127,819	127,699	126,336
Diluted	129,389	129,158	126,568

Exhibit 99.1

Intersil Corporation
Condensed Consolidated Balance Sheets
Unaudited
(in thousands)

	Apr. 4,	Jan. 3,	Mar. 29,
	2014	2014	2013
Assets
Current assets:
Cash and short-term investments	$ 197,336	$ 194,787	$ 161,238
Trade receivables, net	52,830	49,466	52,416
Inventories	61,877	62,408	72,582
Prepaid expenses and other current assets	9,378	9,752	12,512
Income taxes receivable	976	1,091	22,635
Deferred income tax assets	15,808	22,328	20,046
Total current assets	338,205	339,832	341,429
Non-current assets:
Property, plant and equipment, net	77,958	81,867	83,486
Purchased intangibles, net	51,081	56,641	76,501
Goodwill	565,424	565,424	565,424
Deferred income tax assets	56,543	73,008	86,600
Other non-current assets	73,413	74,624	78,795
Total non-current assets	824,419	851,564	890,806
Total assets	$ 1,162,624	$ 1,191,396	$ 1,232,235

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$ 25,901	$ 26,248	$ 25,303
Deferred income	10,048	11,936	9,733
Income taxes payable	11,036	14,588	5,883
Other accrued expenses	76,030	77,117	72,263
Total current liabilities	123,015	129,889	113,182
Non-current liabilities:
Income taxes payable	71,703	90,102	110,998
Other non-current liabilities	12,065	13,603	19,257
Total non-current liabilities	83,768	103,705	130,255
Total shareholders' equity	955,841	957,802	988,798
Total liabilities and shareholders' equity	$ 1,162,624	$ 1,191,396	$ 1,232,235

Exhibit 99.1

Intersil Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited
(In thousands)

	Quarter Ended
	Apr. 4,	Jan. 3,	Mar. 29,
	2014	2014	2013
	Q1 2014	Q4 2013	Q1 2013
Operating activities:
Net income	$ 10,005	$ 7,509	$ 2,522
Depreciation	4,810	4,210	5,652
Amortization of purchased intangibles	5,561	5,561	6,496
Equity-based compensation	3,710	3,868	5,350
Other	(585)	(123)	(326)
Deferred income taxes	22,985	(1,804)	(1,113)
Net changes in operating assets and liabilities	(28,629)	27,049	(2,431)
Net cash flows from operating activities	17,857	46,270	16,150

Investing activities:
Proceeds from investments	268	-	-
Net capital expenditures	(784)	(2,809)	(5,281)
Net cash flows from investing activities	(516)	(2,809)	(5,281)

Financing activities:
Proceeds from and tax payments / benefits on equity-based awards, net	488	82	2,895
Dividends paid	(15,371)	(15,366)	(15,283)
Net cash flows from financing activities	(14,883)	(15,284)	(12,388)

Effect of exchange rates on cash and cash equivalents	91	(190)	(803)

Net change in cash and cash equivalents	2,549	27,987	(2,322)

Cash and cash equivalents as of the beginning of the period	194,787	166,800	158,810

Cash and cash equivalents as of the end of the period	$ 197,336	$ 194,787	$ 156,488

Exhibit 99.1

Intersil Corporation
Non-GAAP Results
Unaudited
(In thousands, except percentages)

	Quarter Ended
	Apr. 4,	Jan. 3,	Mar. 29,
	2014	2014	2013
	Q1 2014	Q4 2013	Q1 2013

Non-GAAP gross profit:
GAAP gross profit	$ 78,905	$ 81,145	$ 70,933
Equity-based compensation COS	319	298	372
Non-GAAP gross profit	$ 79,224	$ 81,443	$ 71,305

Non-GAAP gross margin:
GAAP gross margin	56.3%	55.6%	53.8%
Equity-based compensation COS	0.3%	0.2%	0.3%
Non-GAAP gross margin	56.6%	55.8%	54.1%

Non-GAAP operating expenses:
GAAP operating expenses	$ 64,127	$ 59,958	$ 91,063
Restructuring and related costs	-	-	(16,834)
Provision for export compliance settlement	(4,000)	-	-
Equity-based compensation (excl. COS)	(3,391)	(3,570)	(4,978)
Amortization of purchased intangibles	(5,561)	(5,561)	(6,496)
Non-GAAP operating expenses	$ 51,175	$ 50,827	$ 62,755

Non-GAAP operating income:
GAAP operating income (loss)	$ 14,778	$ 21,187	$ (20,130)
Restructuring and related costs	-	-	16,834
Provision for export compliance settlement	4,000	-	-
Equity-based compensation	3,710	3,868	5,350
Amortization of purchased intangibles	5,561	5,561	6,496
Non-GAAP operating income	$ 28,049	$ 30,616	$ 8,550

Non-GAAP operating margin:
GAAP operating margin	10.6%	14.5%	(15.3)%
Excluded items as a percent of revenue	9.4%	6.5%	21.8%
Non-GAAP operating margin	20.0%	21.0%	6.5%

Exhibit 99.1

Intersil Corporation
Non-GAAP Results
Unaudited
(In thousands, except per share amounts)

	Quarter Ended
	Apr. 4,	Jan. 3,	Mar. 29,
	2014	2014	2013
	Q1 2014	Q4 2013	Q1 2013

Non-GAAP net income:
GAAP net income	$ 10,005	$ 7,509	$ 2,522
Tax adjustments from non-cash and discrete items	(855)	8,570	(24,008)
Restructuring and related costs	-	-	16,834
Provision for export compliance settlement	4,000	-	-
Gain on recovery from auction rate securities	(268)	-	-
Equity-based compensation	3,710	3,868	5,350
Amortization of purchased intangibles	5,561	5,561	6,496
Non-GAAP net income	$ 22,153	$ 25,508	$ 7,194

GAAP weighted average shares - diluted	129,389	129,158	126,568
Non-GAAP adjustment	2,431	2,423	2,511
Non-GAAP diluted shares outstanding	131,820	131,581	129,079

Non-GAAP earnings per diluted share:
GAAP earnings per diluted share	$ 0.08	$ 0.06	$ 0.02
Excluded items per share impact	0.09	0.13	0.04
Non-GAAP earnings per diluted share	$ 0.17	$ 0.19	$ 0.06

Equity-based compensation expense by classification:
Cost of revenue ("COS")	$ 319	$ 298	$ 372
Research and development	1,955	1,642	2,308
Selling, general and administrative	1,436	1,928	2,670